Exhibit 99.1

Angel Reports First Quarter 2026 Financial Results with 11% Growth in Guild Membership

~ Revenue of $115.1 Million, Representing a 143% Year-Over-Year Increase ~

~ Adjusted EBITDA Improves to $4.0 Million From $(28.7) Million in Q1 2025 ~

~ Selling and Marketing expense improved from 107% of total revenue in Q1 2025, to 49% of total revenue in Q1 2026 ~

PROVO, Utah – Angel (NYSE: ANGX) (the "Company"), a media and technology company successfully pioneering a first-of-its-kind audience-driven studio model, today reported financial results for the first quarter ended March 31, 2026.

Highlights

●	The Angel Guild grew from 2.0 million to 2.22 million paying members during the quarter, representing 11% quarter-over-quarter growth and 106% growth year-over-year from 1.08 million members.
●	2026 first quarter revenue increased 143% year-over-year to $115.1 million, compared to $47.4 million in the first quarter of 2025.
●	The Angel Guild selling and marketing expense improved as a percent of total Guild revenues from 79% in Q4 of 2025 to 43% in Q1 2026.
●	The Company’s recurring revenue stream, the Angel Guild, represents 72% of total revenues for the first quarter 2026, representing year-over-year Angel Guild revenue growth of 140%.
●	The Company delivers first quarter positive Adjusted EBITDA[1], reporting $4.0 million for the quarter ended March 31, 2026, compared to $(28.7) million for the quarter ended March 31, 2025.
●	Trailing twelve-month average revenue per member ("ARPM") of $13.69 per month for the three months ended March 31, 2026.
●	Net Income (loss) improves to a loss of $13.8 million or ($0.08) per share, compared to a loss of $37.3 million or ($0.26) per share for the quarter ended March 31, 2025[2].

Angel Streaming Platform and Theatrical Projects

●	Our streaming library recently surpassed 1,000 titles, and by the end of 2026, we expect to double our library from 2025 by adding 730 titles to the platform (including films, episodes, and comedy specials), making Angel one of the fastest-growing libraries of values-driven films and television series anywhere in the world.
●	Angel is attracting award-winning talent and filmmakers on projects such as Young Washington (starring Golden Globe winners Kelsey Grammer and Mary-Louise Parker

1 Adjusted EBITDA is a non-GAAP (as defined below) financial measure. See “Non-GAAP Measures” below for additional information and for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure.

2 Total shares issued and outstanding of 169,850,328 as of March 31, 2026.

along with Academy Award winner Ben Kingsley), The Brink of War (starring Jeff Daniels and Academy Award winner J.K. Simmons), Runner (starring Owen Wilson and Alan Ritchson), Angel And The Badman (starring Academy Award winner Tommy Lee Jones, Zachary Levi, and Neal McDonough), Drummer Boy, Hershey, and Zero A.D. (starring Deva Cassel, Sam Worthington, Jim Caviezel, and Ben Mendelsohn).
●	Solo Mio, starring Kevin James, is one of Rotten Tomatoes’ highest audience-ranked romantic comedies of all time[3] and is driving new Guild membership growth to the platform, after surpassing $25 million at the domestic box office.

Message from our CEO:

“The Angel Guild continued to expand, growing 11 percent while the company had a more efficient theatrical marketing spend. The scale and momentum of the Guild create a powerful flywheel,” said Neal Harmon, co-founder and CEO, Angel. “As premium filmmakers and high-demand genres strengthen the Angel library, the Guild grows faster, expanding the royalty pool and making Angel even more compelling to filmmakers. Each new genre unlocks audience segments, expands our addressable market, lowers customer acquisition costs, and deepens engagement.”

Message from our CFO:

“Recurring revenue from the Angel Guild is the engine of our business,” said Scott Klossner, CFO, Angel. “We delivered record topline revenue, greater marketing efficiency, improved gross margin, and positive Adjusted EBITDA this quarter. Our growth is powered by Angel’s innovative audience-centric model and aligning filmmakers directly with audience demand through shared upside.”

First Quarter 2026 Financial Results

Total revenue was $115.1 million in the first quarter of 2026, compared to $47.4 million in the first quarter of 2025. The increase in revenue was largely due to an increase in Angel Guild revenue, which totaled $83.3 million in Q1 2026. Angel Guild membership grew from 1.08  million in Q1 2025 to 2.22 million members in Q1 2026.

Gross profit was $71.1 million in the first quarter of 2026, compared to $28.0 million in the first quarter of 2025, representing a 154% year-over-year increase. Gross margin expanded to approximately 62% from 59% in the prior-year period, reflecting revenue growth that outpaced the increase in cost of revenues.

Selling and marketing expenses were $56.6 million, representing 49% of revenue, in the first quarter of 2026, compared to $50.5 million, representing 107% of revenue, in the first quarter of 2025.

Net loss was $13.8 million, or ($0.08) per share, in the first quarter of 2026, compared to a net loss of $37.3 million, or $(0.26) per share, in the first quarter of 20252.

Adjusted EBITDA was $4.0 million in the first quarter of 2026, compared to an Adjusted EBITDA loss of $(28.7) million in the first quarter of 2025.

3 As of March 31, 2026 with a 95% Popcornmeter score as set out on www.rottentomatoes.com.

Liquidity

As of March 31, 2026, Angel has cash and cash equivalents of $38.9 million, compared to $14.2 million as of March 31, 2025.

Bitcoin holdings remain unchanged at 303.1 BTC, but have declined in value from $26.5 million to $20.7 million from Q4 of 2025 to Q1 of 2026.

In April 2026, the Company priced an underwritten registered offering of 16,445,000 shares of Class A common stock at $2.10 per share, delivering a total of $34.5 million in gross proceeds4.

Outlook

The Company reiterates its expected narrowed Adjusted EBITDA loss of less than $25 million for the full year 2026.

Webinar

The Company will host a webinar on Friday, May 1, 2026, at 11:00 a.m. Eastern Time to discuss the results and answer questions from the sell side community. The webinar can be accessed using the dial-in numbers or registration link below.

Date:	Friday, May 1, 2026
Time:	11:00 a.m. Eastern time
Dial-in:	1-877-407-0779
International Dial-in:	1-201-389-0914
Webcast:	Please register here

A replay will be available within 24 hours after the webinar and can be accessed here or on the Company’s investor relations website at https://angx.com/.

###

About Angel

Angel (NYSE: ANGX) is a media and technology company successfully pioneering a first-of-its-kind audience-driven studio model. Founded by brothers who struggled to find films they could watch with their children, Angel was built on the belief that there was a global audience hungry for values-driven storytelling that amplifies light, celebrates hope, and inspires the moral imagination of viewers. That audience became the Angel Guild, a rapidly growing community of more than 2 million paying members who watch, screen, and vote on which films and television series get produced and distributed in theaters and on the Angel app. With 100 films and more than 30 television series on the platform, Angel has achieved the highest audience satisfaction

4 Total shares issued and outstanding of 186,412,364 as of April 27, 2026.

scores in the industry and the highest average domestic box office per title among all independent studios. It has done so while evolving a new economic model that shares profits more fully with filmmakers. For more information, visit www.angel.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by words such as "expects," "believes," "may," "will," "should," "would," or similar expressions. Statements regarding the Company’s 2026 theatrical slate, and other expectations regarding future performance are forward-looking statements based on management's current expectations and assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

"Adjusted EBITDA" is a non-GAAP financial measure defined by the Company as earnings before Interest, taxes, depreciation, amortization, stock compensation expense, and the gain/loss on digital assets, as well as exceptional items. Management uses Adjusted EBITDA as a supplemental measure of operating performance to evaluate the performance of the Company's core business operations, to facilitate comparisons of operating results across reporting periods, and to assist in planning and forecasting future periods. Adjusted EBITDA is presented as a supplemental measure of the Company's operating performance and should not be considered in isolation or as a substitute for net loss or any other measure of financial performance calculated in accordance with GAAP.

Actual results may differ materially from those anticipated due to a number of risks and uncertainties, including but not limited to: the Company's ability to grow and retain its Angel Guild membership base; the performance of the Company's theatrical and streaming content releases, including audience reception and box office results; competitive pressures from other streaming platforms, studios, and entertainment alternatives; adverse macroeconomic conditions, including inflation, changes in consumer spending, or capital market disruptions that could affect the Company's access to financing or its operating costs; and other risks described from time to time in the Company's filings with the Securities and Exchange Commission, including the risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

A reconciliation between net income/(loss) and Adjusted EBITDA is presented below:

	For the three months ended March 31,
	2026	2025
Reconciliation of net loss to non-GAAP Adjusted EBITDA
Net loss	$(13,756,056)	$(37,330,132)
Interest expense, net	5,324,320	439,464
Depreciation and amortization	3,100,429	2,226,184
Stock-based compensation	3,471,960	2,632,836
Net loss on digital assets	5,845,056	3,299,105
Adjusted EBITDA	$3,985,709	$(28,732,543)

Contacts:

David Shane

Corporate Communications

press@angel.com

Luk Janssens

Investor Relations

InvestorRelations@angel.com

ANGEL STUDIOS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$38,875,760	$44,083,233
Accounts receivable, net	30,792,585	51,122,866
Current portion of licensing receivables, net	9,834,673	9,695,562
Physical inventory	1,383,563	1,264,101
Current portion of notes receivable	1,375,942	1,368,581
Royalty advance	18,736,980	13,827,626
Prepaid expenses and other	10,617,381	13,515,986
Total current assets	111,616,884	134,877,955

Licensing receivables, net	80,213	2,579,252
Notes receivable, net of current portion	3,862,655	3,940,918
Property and equipment, net	581,186	709,845
Content, net	5,828,984	6,272,925
Intangible assets, net	3,081,723	3,850,035
Capitalized software, net	13,705,384	13,308,247
Digital assets	20,682,504	26,527,560
Investments in affiliates	45,997,700	46,014,881
Operating lease right-of-use assets	2,932,555	3,240,021
Other long-term assets	4,715,599	89,924
Total assets	$213,085,387	$241,411,563

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$25,786,792	$39,960,272
Accrued expenses	12,122,179	24,487,884
Current portion of accrued licensing royalties	33,774,958	31,257,950
Current portion of notes payable	40,470,679	55,473,665
Current portion of operating lease liabilities	1,318,472	1,284,747
Deferred revenue	74,691,685	66,534,622
Total current liabilities	188,164,765	218,999,140

Accrued licensing royalties, long-term	2,863,265	4,441,758
Notes payable, net of current portion	61,802,915	41,692,404
Operating lease liabilities, net of current portion	1,714,213	2,058,585
Total liabilities	$254,545,158	$267,191,887

Commitments and contingencies (Note 5)

Stockholders’ equity:
Common stock, $0.0001 par value, 700,000,000 shares authorized; 169,850,328 and 169,095,572 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively	$16,985	$16,909
Additional paid-in capital	214,027,327	210,079,998
Noncontrolling interests	(168,495)	5,653,837
Accumulated deficit	(255,335,588)	(241,531,068)
Total stockholders’ equity	(41,459,771)	(25,780,324)
Total liabilities and stockholders’ equity	$213,085,387	$241,411,563

ANGEL STUDIOS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Licensed content and other revenue	$114,950,464	$46,206,744
Pay it Forward revenue	154,602	1,233,896
Total revenue	115,105,066	47,440,640

Operating expenses:
Cost of revenues	44,002,346	19,480,204
Selling and marketing	56,596,563	50,525,314
General and administrative	11,245,458	7,367,254
Research and development	4,083,938	3,244,918
Legal expense	1,842,932	414,513
Total operating expenses	117,771,237	81,032,203
Operating loss	(2,666,171)	(33,591,563)

Other income (expense):
Net loss on digital assets	(5,845,056)	(3,299,105)
Interest expense	(6,032,609)	(1,564,155)
Interest income	708,289	1,124,691
Other income	79,491	—
Total other expense	(11,089,885)	(3,738,569)
Loss before income tax benefit	(13,756,056)	(37,330,132)
Income tax benefit	—	—
Net loss	$(13,756,056)	$(37,330,132)

Net income (loss) attributable to noncontrolling interests	48,464	(26,208)
Net loss attributable to controlling interests	$(13,804,520)	$(37,303,924)

Net loss per common share - basic	$(0.082)	$(0.256)
Net loss per common share - diluted	$(0.082)	$(0.256)

Weighted average common shares outstanding - basic	169,376,204	145,623,586
Weighted average common shares outstanding - diluted	169,376,204	145,623,586

ANGEL STUDIOS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(13,756,056)	$(37,330,132)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	3,100,429	2,226,184
Amortization of content assets	537,698	58,505
Amortization of right-of-use assets	307,466	171,518
Stock-based compensation expense	3,471,960	2,632,836
Net loss on digital assets	5,845,056	3,299,105
Investments in affiliates gain	(78,199)	(40,698)
Non-cash interest expense	331,440	—
Paid-in-kind interest	3,947,996	—
Bad debt expense (recovery)	(90,648)	—
Change in operating assets and liabilities:
Accounts receivable	20,420,929	3,098,255
Physical inventory	(119,462)	102,340
Royalty advance	(4,909,354)	—
Prepaid expenses and other current assets	2,898,605	(4,230,773)
Licensing receivables	2,359,928	1,851,361
Other long-term assets	(4,625,675)	—
Accounts payable and accrued expenses	(26,539,185)	2,435,478
Accrued licensing royalties	938,515	2,286,956
Operating lease liabilities	(310,647)	(162,237)
Deferred revenue	8,157,063	13,840,858
Net cash and cash equivalents provided by (used in) operating activities	1,887,859	(9,760,444)

Cash flows from investing activities:
Purchases of property and equipment	(24,533)	(51,977)
Issuance of notes receivable	—	(837,309)
Collections of notes receivable	70,902	87,933
Sale of digital assets	—	99,118
Additions to internal-use software	(2,576,062)	(2,173,360)
Purchase of content	(93,757)	(259,304)
Investments in affiliates	—	(110,999)
Return on investments in affiliates	95,380	—
Net cash and cash equivalents used in investing activities	(2,528,070)	(3,245,898)

Cash flows from financing activities:
Repayment of notes payable	(18,744,062)	(9,691,628)
Repayment of loan guarantee	—	(2,000,000)
Receipt of notes payable	20,000,000	22,904,952
Repayment of accrued settlement costs	—	(67,486)
Exercise of stock options	1,145,012	80,516
Issuance of common stock	—	14,796,704
Investments in minority owned entities	—	228,594
Redemption of equity in noncontrolling interests	(5,870,796)	(6,000,000)
Repurchase of common stock	(897,416)	(65,029)
Debt financing fees	(200,000)	(207,076)
Net cash and cash equivalents provided by (used in) financing activities	(4,567,262)	19,979,547

Net increase (decrease) in cash and cash equivalents	(5,207,473)	6,973,205
Cash and cash equivalents at beginning of period	44,083,233	7,211,826

Cash and cash equivalents at end of period	$38,875,760	$14,185,031

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,440,001	$1,573,293

Supplemental schedule of noncash financing activities:
Adoption of ASU No. 2023-08	$—	$15,962,018
Change from digital assets to digital assets receivable	—	21,748,336
Issuance of warrants	227,849	—